UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2005

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania (Address of principal executive offices)	15275 (Zip Code)

(724) 273-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 2, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Dick’s Sporting Goods, Inc., (the “Company”) (NYSE: DKS) approved the annual base salaries (effective as of January 30, 2005) of the Company’s executive officers for fiscal 2005. The following table sets forth the annual base salary levels of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated April 28, 2004) for fiscal 2005 and 2004:

NAME AND POSITION	FISCAL YEAR	BASE SALARY
Edward W. Stack, Chairman and Chief Executive	2005	$650,000
Officer	2004	$650,000
William J. Colombo, President and Chief Operating	2005	$500,000
Officer	2004	$500,000
William R. Newlin, Executive Vice President and	2005	$500,000
Chief Administrative Officer	2004	$500,000
Michael F. Hines, Executive Vice President and	2005	$450,000
Chief Financial Officer	2004	$450,000
Gary M. Sterling, Senior Vice President,	2005	$375,000
Merchandising	2004	$375,000

     Also, on March 2, 2005, the Compensation Committee authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s Named Executive Officers in respect of the year ended January 29, 2005 (fiscal 2004). The annual incentive awards were made pursuant to the Company’s 2002 Stock Plan, as amended (the “2002 Plan”). Consistent with past practice, the annual incentive awards were determined based on the Company’s financial performance during fiscal 2004 as measured against performance measures established in March of that year in accordance with Section 162(m) of the Internal Revenue Code. The payment of the performance measures are made upon the Company achieving defined earnings before income tax results equal to or in excess of performance measures set. The amount of bonus paid is based on a percentage of base salary prorated between a target and maximum level of earnings before taxes performance. The following table sets forth cash payments to the Named Executive Officers in respect of their annual incentive awards for fiscal 2004:

NAME	FISCAL YEAR	ANNUAL INCENTIVE AWARD
Edward W. Stack	2004	$2,600,000
William J. Colombo	2004	$750,000
William R. Newlin	2004	$750,000
Michael F. Hines	2004	$675,000
Gary M. Sterling	2004	$281,250

     The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers in respect of and during the year ended January 29, 2005, in the proxy statement for the Company’s 2005 annual meeting of stockholders.

     Also, on March 2, 2005, the Compensation Committee established the fiscal 2005 target bonuses and performance goals under the 2002 Plan for fiscal year 2005 annual incentive awards. The target bonus for the Named Executive Officers are based on the Company’s performance during fiscal year 2005 as measured against the Company achieving defined earnings before income tax levels, and payment amounts are based on percentages of base salary prorated between target and maximum levels of actual earnings before taxes performance. The fiscal 2005 incentive bonus target and maximum amounts (as tied to defined earnings before income tax levels) for the Company’s Named Executive Officers, are:

	Amount of Bonus Payable	Amount of Bonus Payable
NAME	as % of Base Salary If Target Achieved	as % of Base Salary If Maximum Achieved
Edward W. Stack	200%	400%
William J. Colombo	75%	150%
William R. Newlin	75%	150%
Michael F. Hines	75%	150%
Gary M. Sterling	35.5%	75%

     In addition, on March 2, 2005, the Board confirmed the terms of the compensation to be paid to each non-management director of the Board in respect of his service on the Board in fiscal 2005. A summary describing the elements of such compensation is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

     On March 2, 2005, the Compensation Committee also granted to Messrs. Stack, Colombo, Newlin, Hines and Sterling, options to acquire 125,000, 50,000, 50,000, 50,000 and 20,000 shares, respectively, of the Company’s common stock under the 2002 Plan. At the same time the Compensation Committee granted to Messrs. Chirico, Fuente, Rossi and Schorr options to acquire 10,000 shares each of the Company’s common stock under the 2002 Plan. Each of these options vest 25% annually over a four-year period in equal increments. In accordance with the 2002 Plan, each of the options is exercisable at a price of $35.95 per share, which was the fair market value per share of common stock on the grant date, as determined under the 2002 Plan. The term of each of these options is ten years from the date of grant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

       Exhibit 10.1   Description of Compensation Payable to Non-Management Directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: March 8, 2005	By	/s/ William R. Newlin

Name: William R. Newlin
Title: Executive Vice President and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description of Exhibit

Exhibit 10.1	Description of Compensation Payable to Non-Management Directors.